RECONCILIATION OF NON-GAAP FINANCIAL
MEASURES
Fiscal year: 2009 2010 2011 2012 2013
Sales $  393.9 $  392.0 $  395.9 $   399.6 $  388.0
Operating Income (Loss), GAAP Basis $     9.5 $    18.2 $    (4.4) $     13.9 $  (13.1)
Add back:
Depreciation and Amortization $    15.5 $    13.2 $   12.5 $      15.5 $   20.8
EBITDA $    25.0 $    31.4 $     8.1 $       29.4 $     7.7
Adjustment for Trademark Impairment - - $    23.1
- -
ADJUSTED EBITDA - - $    31.2 - -
EBITDA MARGIN 6.3% 8.0% 2.0% 7.4% 2.0%
ADJUSTED EDITDA MARGIN 7.9%
Appendix A
Exhibit 99.2
• In addition to Operating Income (Loss) determined in accordance with United States Generally Accepted Accounting Principles (GAAP), the Company uses certain non-GAAP financial measures, such as “EBITDA,” “Adjusted  EBITDA,”EBITDA  Margin” and “Adjusted EBITDA Margin” in assessing its operating performance. The Company believes that these non-GAAP measures serve as appropriate measures to be used in evaluating the performance of its business.
• The Company defines EBITDA as Operating Income (Loss) before Depreciation and Amortization.  In addition, Adjusted EBITDA for fiscal 2011 excludes the impact of a non-recurring trademark impairment charge.  The Company defines EBITDA Margin and Adjusted EBITDA  Margin as EBITDA or Adjusted
EBITDA divided by Sales.
.
• EBITDA and Adjusted EBITDA as defined by the Company may not be comparable to similarly titled measures reported by other companies. The Company does not intend for non-GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.
• The following table provides a reconciliation of Operating Income (Loss), on a GAAP basis, to  EBITDA and Adjusted EBITDA, on a non-GAAP basis (in millions, except percentages)